Exhibit 25.1
                 _______________________________________________________
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549
                           _____________________________
                                    FORM T-1

                              STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 _______________________________________________________
                    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                      A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                       ________________________________________
                               THE CHASE MANHATTAN BANK
                     (Exact name of trustee as specified in its charter)
New York                                                        13-4994650
(State of incorporation                                   (I.R.S. employer
if not a national bank)                                identification No.)
270 Park Avenue
New York, New York                                                   10017
(Address of principal executive offices)                        (Zip Code)

                                William H. McDavid
                                  General Counsel
                                  270 Park Avenue
                              New York, New York 10017
                                Tel:  (212) 270-2611
                 (Name, address and telephone number of agent for service)
                   ________________________________________________________
                              TRITON ENERGY CORPORATION
                     (Exact name of obligor as specified in its charter)
Delaware                                                        75-1151855
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                             tification No.)

6688 North Central Expressway
Suite 1400
Dallas, Texas                                                   75206-9926
(Address of principal executive offices)                        (Zip Code)
                  _______________________________________________________
                                   TRITON ENERGY LIMITED
                    (Exact name of obligor as specified in its charter)

Cayman Islands                                              Not Applicable
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization(                           entification No.)
Caledonian House
Mary Street, P.O. Box 1043
George Town, Grand Cayman, Cayman Islands                   Not Applicable
(Address of principal executive offices)                        (Zip Code)

                _______________________________________________________
                              Senior Debt Securities
                        (Title of the indenture securities)
                _______________________________________________________

                                    GENERAL


Item 1.          General Information.

                          Furnish the following information as to the trustee:

                          (a)     Name and address of each examining or

                                  supervising authority to which it is

                                  subject.

                                  New York State Banking Department, State

                                  House, Albany, New York  12110.  Board of

                                  Governors of the Federal Reserve System,

                                  Washington, D.C., 20551 Federal Reserve

                                  Bank of New York, District No. 2, 33

                                  Liberty Street, New York, N.Y.

                                  Federal Deposit Insurance Corporation,

                                  Washington, D.C., 20429.

                          (b)     Whether it is authorized to exercise

                                  corporate trust powers.

                                  Yes.

Item 2.          Affiliations with the Obligor.

                          If the obligor is an affiliate of the trustee,

                          describe each such affiliation.

                          None.

Item 16.         List of Exhibits

                          List below all exhibits filed as a part of this
Statement of Eligibility.

                          1.  A copy of the Articles of Association of the
Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

                          2.  A copy of the Certificate of Authority of the
Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

                 3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

                 4.  A copy of the existing By-Laws of the Trustee (see
Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

                 5.  Not applicable.

                 6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

                 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not applicable.

                 9.  Not applicable.

                                   SIGNATURE

                 Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 27th day of January, 1997.
                                               THE CHASE MANHATTAN BANK

                                               By /s/L. O'Brien
                                                     L. O'Brien
                                                     Senior Trust Officer

                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

[CAPTION]

                                                                                              Dollar Amounts
                               ASSETS                                                          in Millions
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . .                           $ 11,095
    Interest-bearing balances . . . . . . . . . . . . . . . . . . .                              4,998
Securities:
Held to maturity securities . . . . . . . . . . . . . . . . . . . .                              3,231
Available for sale securities . . . . . . . . . . . . . . . . . . .                             38,078
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
    Agreement subsidiaries, and in IBF's:
    Federal funds sold  . . . . . . . . . . . . . . . . . . . . . .                              8,018
    Securities purchased under agreements to resell . . . . . . . .                                731
Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . . . . . . . $  130,513
    Less: Allowance for loan and lease losses . . . . . . . . . . .      2,938
    Less: Allocated transfer risk reserve . . . . . . . . . . . . .         27
    Loans and leases, net of unearned income, allowance, and reserve
                                                                                               127,548
Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .                             48,576
Premises and fixed assets (including capitalized leases)  . . . . .                              2,850
Other real estate owned . . . . . . . . . . . . . . . . . . . . . .                                300
Investments in unconsolidated subsidiaries and associated companies                                 92
Customer's liability to this bank on acceptances outstanding  . . .                              2,777
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . .                              1,361
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                             12,204

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . .                        $   261,859

LIABILITIES
Deposits

    In domestic offices . . . . . . . . . . . . . . . . . . . . . .                         $   80,163
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . $  30,596
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . .    49,567
    In foreign offices, Edge and Agreement subsidiaries, and IBF's                              65,173
    Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . $   3,616
    Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . .    61,557

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's Federal funds
    purchased . . . . . . . . . . . . . . . . . . . . . . . . . . .                             14,594
    Securities sold under agreements to repurchase  . . . . . . . .                             14,110
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . .                              2,200
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . .                             30,136
Other Borrowed money:
    With a remaining maturity of one year or less . . . . . . . . .                             16,895
    With a remaining maturity of more than one year . . . . . . . .                                449
Mortgage indebtedness and obligations under capitalized leases  . .                                 49
Bank's liability on acceptances executed and outstanding  . . . . .                              2,764

Subordinated notes and debentures . . . . . . . . . . . . . . . . .                              5,471
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .                             13,997

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .                            246,001

Limited-Life Preferred stock and related surplus  . . . . . . . . .                                550

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .                              1,209
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             10,176
Undivided profits and capital reserves  . . . . . . . . . . . . . .                              4,385
Net unrealized holding gains (Losses) on available-for-sale
securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               (481)
Cumulative foreign currency translation adjustments . . . . . . . .                                 19

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . .                             15,308

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY
    CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         $  261,859

I, Joseph L. Sclafani, S.V.P. & Controller of the above-
named bank, do hereby declare that this Report of
Condition has been prepared in conformance with the
instructions issued by the appropriate Federal regulatory
authority and is true to the best of my knowledge and
belief.
                                 JOSEPH L. SCLAFANI
We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the
instructions issued by the appropriate Federal regulatory
authority and is true and correct.
                                 WALTER V. SHIPLEY           )
                                 EDWARD D. MILLER            )DIRECTORS
                                 THOMAS G. LABRECQUE         )